Exhibit (l)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 26, 2022, with respect to the financial statements of the subaccounts, which comprise MONY Variable Annuity Account A, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 27, 2022

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 19, 2022, with respect to the statutory financial statements and financial statement schedules I and IV of MONY Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 27, 2022